Exhibit 31.4
CERTIFICATION
I, Tyler Farquharson, the Principal Financial Officer of EXCO Resources, Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of EXCO Resources, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2019	/s/ Tyler Farquharson
Tyler Farquharson
Vice President, Chief Financial Officer and Treasurer